                                                                    EXHIBIT 99.1



[CENTRAL LOGO]                                      NEWS


     2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255
                              Fax: (615) 297-6240

FOR IMMEDIATE RELEASE

Contact: Monroe J. Carell, Jr.
         Chairman and Chief Executive Officer
         (615) 297-4255


                       CENTRAL PARKING CORPORATION REPORTS
                        RESULTS FOR SECOND FISCAL QUARTER

                        --------------------------------

                EADS NAMED PRESIDENT AND CHIEF OPERATING OFFICER

NASHVILLE, TENN. (MAY 7, 2003) -- Central Parking Corporation (NYSE: CPC) announced today a net loss of $9.2 million, or $0.25 per diluted share, for the quarter ended March 31, 2003. This compares to reported net earnings for the quarter ended March 31, 2002, of $12.9 million or $0.36 per diluted share. Revenues (excluding reimbursed management costs) for the second quarter of fiscal 2003 were $175.8 million compared to $177.3 million in the year-earlier period.

         As previously announced, second quarter earnings were impacted significantly by unusually severe winter weather, which reduced operating income by approximately $7 million through a combination of lower revenues and higher snow removal costs, increased legal and professional expenses of approximately $2.9 million and $1.6 million in costs associated with the refinancing of its $350 million credit facility. Second quarter results also were affected by impairment charges of approximately $5.4 million.

         For the six-month period ended March 31, 2003, the company reported a net loss of $2.3 million or $0.06 per diluted share. This compares to net earnings of $19.2 million or $0.53 per fully diluted share in the comparable prior year period. Revenues (excluding reimbursed management costs) for the first six months of fiscal 2003 were $357.0 million compared to $352.3 million for the first six months of fiscal 2002.

         Cash flow from operating activities totaled $5.3 million for the second quarter and $12.2 million for the first half of fiscal 2003. This compares to cash flow from operating activities of $14.4 million and $44.3 million in the respective prior year periods.

         "Second quarter results were affected by several factors, including the continued weak economy and the worst winter weather in more than a decade," said Mr. Carell. "Winter storms impacted our operations from Texas to Boston, with our operations in the Northeast particularly hard hit. The quarter


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Central Parking Corporation
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May 7, 2003



also was affected by impairment charges resulting primarily from the company's review of underperforming locations and the exiting of certain locations. This combination of factors resulted in the company's noncompliance with the leverage ratios in its $350 million credit facility as of the end of the second quarter. As a result, the credit facility principal balance of $238.5 million is reflected as current debt on the company's March 31, 2003 balance sheet. We are working closely with our agent bank, Bank of America, and our other lenders to secure a waiver for the quarter prior to May 15, 2003. Despite the disappointing results for the quarter and the first half of the year, cash flow remained strong and our new-to-lost business ratio for the quarter and first six months was 1.0 and 1.7, respectively."

         The Company also announced the appointment of Emanuel J. Eads as president and chief operating officer. Mr. Eads, age 51, has served the company in a variety of positions of increasing responsibility since joining the company in 1974. From 1985 to 1998, Mr. Eads served as senior vice president, during which time he launched the company's international expansion and stadium/arena segment. In 1998, he was named executive vice president with responsibility for several regions of the United States. In October 2001, he became President of Business Development with responsibility for marketing, branding, national accounts, technology and the company's rapidly expanding airports, national parks and on-street segment. Under his leadership, the company added eight major airport parking contracts and nine on-street contracts in less than two years. Mr. Eads' appointment follows the announcement earlier this week that Monroe J. Carell, Jr., the founder and chairman of the company, has been named chief executive officer, replacing William J. Vareschi, Jr.

         "I am especially pleased to have Emanuel Eads assume the role of president and chief operating officer. On a combined basis, Mr. Eads and I have some 65 years of experience in the parking industry, and we will be leading the most experienced and professional management team in the business." Mr. Carell added, "Looking ahead, we will accelerate the cost reduction program already underway. We have already identified reductions in general and administrative costs totaling 7%, and we are taking steps to reduce the cost of parking by renegotiating leases, exiting underperforming locations and eliminating positions. We will reduce capital spending and use our free cash flow to pay down debt. We will refocus the business on the basics required to provide total value to our customers. We will also emphasize the importance of relationships with our landlords, management account clients and key vendors. Our immediate goal is to return this business to profitability and, over the longer term, our goal is to provide our shareholders with consistent, above-average earnings growth."

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation services. The Company operates approximately 3,900 parking facilities containing approximately 1.6 million spaces at locations in 39 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Germany, Switzerland, Mexico, Poland, Spain, Venezuela and Greece.

         This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. These projections and statements reflect the Company's current views with the respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.


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Central Parking Corporation
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May 7, 2003


             CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
                              (UNAUDITED)

Amounts in thousands, except per share data

                                                                THREE MONTHS ENDED MARCH 31,   SIX MONTHS ENDED MARCH 31,
                                                                     2003           2002           2003           2002
                                                                  ---------      ---------      ---------      ---------
Revenues:
  Parking                                                         $ 146,451      $ 147,919      $ 297,099      $ 293,378
  Management contract and other                                      29,381         29,357         59,938         58,931
                                                                  ---------      ---------      ---------      ---------
                                                                    175,832        177,276        357,037        352,309
  Reimbursement of management contract expenses                     102,722         94,632        204,703        192,336
                                                                  ---------      ---------      ---------      ---------
    Total revenues                                                  278,554        271,908        561,740        544,645

Costs and expenses:
  Cost of parking                                                   140,407        128,810        274,828        255,066
  Cost of management contracts                                       17,486         13,330         32,094         25,339
  General and administrative                                         20,916         17,356         41,414         35,347
  Goodwill and non-compete amortization                                  50             98            144            216
                                                                  ---------      ---------      ---------      ---------
                                                                    178,859        159,594        348,480        315,968
Reimbursed management contract expenses                             102,722         94,632        204,703        192,336
                                                                  ---------      ---------      ---------      ---------
    Total costs and expenses                                        281,581        254,226        553,183        508,304
Property-related (losses) gains, net                                 (2,540)         3,024         (2,540)         7,033
                                                                  ---------      ---------      ---------      ---------
    Operating (loss) earnings                                        (5,567)        20,706          6,017         43,374

Other income (expenses):
  Interest income                                                     1,170          1,517          2,368          2,927
  Interest expense                                                   (5,594)        (3,061)        (8,548)        (6,319)
  Dividends on company-obligated mandatorily redeemable
    convertible securities of a subsidiary trust                     (1,045)        (1,258)        (2,089)        (2,730)
  Gain on repurchase of company-obligated mandatorily
    redeemable convertible securities of a subsidiary trust              --          2,845             --          8,364
  Gain on sale of non operating assets                                3,241             --          3,241             --
  Equity in partnership and joint venture earnings                      592            587          1,261          1,969
                                                                  ---------      ---------      ---------      ---------
    (Loss) earnings before income taxes and minority interest        (7,203)        21,336          2,250         47,585
Income tax benefit (expense)                                          2,460         (7,501)          (667)       (16,886)
  Net (loss) earnings before minority interest,
   and cumulative effect of accounting change                        (4,743)        13,835          1,583         30,699
Minority interest, net of tax                                        (1,075)        (1,006)        (2,360)        (2,278)
Cumulative effect of accounting change, net of tax                       --             --             --         (9,341)
                                                                  ---------      ---------      ---------      ---------
  (Loss) earnings from continuing operations                         (5,818)        12,829           (777)        19,080
                                                                  ---------      ---------      ---------      ---------

  Discontinued operations, net of tax                                (3,332)            62         (1,507)           154
                                                                  ---------      ---------      ---------      ---------

  Net (loss) earnings                                             $  (9,150)     $  12,891      $  (2,284)     $  19,234
                                                                  =========      =========      =========      =========

Basic earnings per share:
  (Loss) earnings from continuing operations                      $   (0.16)     $    0.36      $   (0.02)     $    0.53
  Discontinued operations, net of tax                                 (0.09)            --          (0.04)            --

                                                                  ---------      ---------      ---------      ---------
  Net (loss) earnings                                             $   (0.25)     $    0.36      $   (0.06)     $    0.53
                                                                  =========      =========      =========      =========

Diluted earnings per share:
  (Loss) earnings from continuing operations                      $   (0.16)     $    0.36      $   (0.02)     $    0.53
  Discontinued operations, net of tax                                 (0.09)            --          (0.04)            --

                                                                  ---------      ---------      ---------      ---------
Net (loss) earnings                                               $   (0.25)     $    0.36      $   (0.06)     $    0.53
                                                                  =========      =========      =========      =========

Weighted average common shares:
  Basic                                                              35,980         35,775         35,974         35,765
  Diluted                                                            35,980         36,138         35,974         36,005



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                CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
 Amounts in thousands

                                                                           MARCH 31,        SEPTEMBER 30,
                                                                              2003               2002
                                                                          -----------       -------------
ASSETS
Current assets:
 Cash and cash equivalents                                                $    38,326         $  33,498
 Management accounts receivable                                                38,863            39,664
 Accounts receivable - other                                                   11,341            15,714
 Current portion of notes receivable                                            5,445            11,549
 Prepaid expenses                                                              12,692             9,835
 Deferred income taxes                                                             72                72
                                                                          -----------         ---------
   Total current assets                                                       106,739           110,332

 Notes receivable, less current portion                                        40,628            41,210
 Property, equipment and leasehold improvements, net                          449,163           434,733
 Contract and lease rights, net                                               107,106           108,406
 Goodwill, net                                                                242,196           242,141
 Investment in and advances to partnerships and joint ventures                 14,093            12,836
 Other assets                                                                  46,544            49,226
                                                                          -----------         ---------
   Total Assets                                                           $ 1,006,469         $ 998,884
                                                                          ===========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt and capital lease obligations          $   241,473         $  53,318
 Accounts payable                                                              75,765            73,638
 Accrued expenses                                                              47,450            43,659
 Management accounts payable                                                   25,846            22,671
 Income taxes payable                                                           1,153             9,851
                                                                          -----------         ---------
   Total current liabilities                                                  391,687           203,137

Long-term debt and capital lease obligations, less current portion             34,182           207,098
Deferred rent                                                                  28,333            29,104
Deferred income taxes                                                          10,519            13,825
Other liabilities                                                              19,059            20,259
                                                                          -----------         ---------
   Total liabilities                                                          483,780           473,423
                                                                          -----------         ---------

Company-obligated mandatorily redeemable securities of
   subsidiary holding solely parent debentures                                 78,085            78,085
Minority interest                                                              30,335            31,572

Shareholders' equity:
 Common stock                                                                     360               360
 Additional paid-in capital                                                   242,640           242,112
 Accumulated other comprehensive loss, net                                     (1,382)           (2,377)
 Retained earnings                                                            173,559           176,924
 Other shareholders' equity                                                      (908)           (1,215)
                                                                          -----------         ---------
   Total shareholders' equity                                                 414,269           415,804
                                                                          -----------         ---------
   Total Liabilities and Shareholders' Equity                             $ 1,006,469         $ 998,884
                                                                          ===========         =========


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Central Parking Corporation
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                          CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                           (UNAUDITED)
 Amounts in thousands

                                                                                        SIX MONTHS ENDED MARCH 31,
                                                                                           2003             2002
                                                                                        ---------         --------
Cash flows from operating activities:
  Net (loss) earnings                                                                   $  (2,284)        $ 19,234
  Loss (earnings) from discontinued operations                                              1,507             (154)
                                                                                        ---------         --------
  (Loss) earnings from continuing operations                                                 (777)          19,080

  Depreciation and amortization                                                            17,139           17,082
  Equity in partnership and joint venture earnings                                         (1,261)          (1,981)
  Distributions from partnerships and joint ventures                                          591            2,697
  Gain on sale of non operating assets                                                     (3,241)              --
  Property-related (gains) losses, net                                                      2,540           (7,033)
  Gain on repurchase of mandatorily redeemable convertible securities                          --           (5,019)
  Loss on derivatives related to refinancing                                                  918
  Decrease in fair value of derivatives                                                        12
  Cumulative effect of accounting change                                                       --            9,341
  Deferred income taxes                                                                    (3,968)             379
  Minority interest                                                                         2,360            2,278
  Changes in operating assets and liabilities (net of acquisitions):
      Management accounts receivable                                                          801           (2,587)
      Accounts receivable - other                                                           4,373            4,013
      Prepaid expenses                                                                     (2,857)          (5,163)
      Other assets                                                                         (1,237)          (2,931)
      Accounts payable, accrued expenses and other liabilities                              4,436            2,723
      Management accounts payable                                                           3,175            1,925
      Deferred rent                                                                          (771)           8,274
      Income taxes payable                                                                 (8,698)           1,112
                                                                                        ---------         --------
       Net cash provided by operating activities - continuing operations                   13,535           44,190
       Net cash (used) provided by operating activities - discontinued operations          (1,299)             154
                                                                                        ---------         --------
       Net cash provided by operating activities                                           12,236           44,344
                                                                                        ---------         --------

Cash flows from investing activities:
  Proceeds from disposition of property and equipment                                      17,200           13,942
  Proceeds from investment in partnership                                                      --           17,603
  Purchase of property, equipment and leasehold improvements                              (34,573)         (12,922)
  Purchase of contract and lease rights                                                    (7,857)         (18,872)
  Acquisitions, net of cash acquired                                                           --          (17,988)
  Other investing activities                                                                6,732               32
                                                                                        ---------         --------
       Net cash used by investing activities                                              (18,498)         (18,205)
                                                                                        ---------         --------

Cash flows from financing activities:
  Dividends paid                                                                           (1,081)          (1,080)
  Net borrowings under revolving credit agreement                                         (83,000)          23,500
  Proceeds from issuance of notes payable, net of issuance costs                          175,000               --
  Principal repayments on notes payable and capital leases                                (76,761)         (27,899)
  Payments to minority interest partners                                                   (3,597)          (3,563)
  Repurchase of common stock                                                                   --             (488)
  Repurchase of mandatorily redeemable securities                                              --          (19,325)
  Issuance of common stock and exercise of stock options                                      528            2,166
                                                                                        ---------         --------
       Net cash provided (used) by financing activities                                    11,089          (26,689)
                                                                                        ---------         --------

Foreign currency translation                                                                    1             (146)
                                                                                        ---------         --------
Net decrease in cash and cash equivalents                                                   4,828             (696)
Cash and cash equivalents at beginning of period                                           33,498           41,849
                                                                                        ---------         --------
Cash and cash equivalents at end of period                                              $  38,326         $ 41,153
                                                                                        =========         ========



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